LETTER OF INTENT

9 September 2008

Minera Farellón Limitada
Baldomero Lillo
Vallenar, Chile

Re: Pertenencias Che Uno 1 – 8 and Che Dos 1 – 10
Comuna de Vallenar, Huasco, III Region, Chile

This letter reflects the terms under which we intend to purchase these two mensura pertenencias:

1. The price is the equivalent of $20,000 in Chilean pesos.

2. We will pay the notary costs incurred in documenting the purchase and transferring the titles.

3. The closing will follow when we have completed our due diligence review.

4. You will provide any data that you have and information that we request for our due diligence review.

5. You hold the title to the mensuras free and clear of any claims and will keep them clear of claims.

6. You will not offer the mensuras to any other party or accept any other offer

Please sign below acknowledging your consent to these terms.

Yours very truly,

Minera Polymet Ltda.

Kevin Mitchell

Minera Farellón Limitada accepts the foregoing terms on 9th September 2008.

Kevin Mitchell